UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2019

SPX FLOW, INC.
(Exact Name of Registrant as specified in Charter)

Delaware	1-37393	47-3110748
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

NOT APPLICABLE
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FLOW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company: ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On November 24, 2019, SPX FLOW, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Boardwalk Parent LLC, a Delaware limited liability company (the “Buyer”) and an affiliate of Apollo Global Management, LLC, pursuant to which the Company has agreed to, indirectly through certain of its subsidiaries, sell certain businesses of the Corporation’s former Power and Energy reportable segment (other than Bran+Luebbe brand products) (collectively, the “P&E Business”) to the Buyer for a purchase price of $475 million (the “Transaction”). The purchase price is subject to adjustments based upon the level of net working capital and cash and debt of the P&E Business at the closing date and in respect of certain debt-like items.
The completion of the Transaction is subject to certain customary closing conditions, including, but not limited to, (i) the absence of any law or order prohibiting the consummation of the Transaction, (ii) the expiration or termination of the waiting period (and any extensions thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the expiration or termination of all applicable waiting periods and the receipt of all applicable approvals required pursuant to or in connection with the competition laws of certain foreign jurisdictions in which the P&E Business operates, and (iv) the approval of the Buyer’s acquisition of the P&E Business’s operations in France by the French Ministry of Economy.
The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. The representations and warranties in the Purchase Agreement are the product of negotiations among the parties to the Purchase Agreement and are made to, and solely for the benefit of, the party to whom such representations and warranties are made, in each case as of specified dates. Such representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, and may not be relied upon by any other person. Such covenants include, among others, the following: (i) the Company’s obligation to operate the Business in all material respects in the ordinary course consistent with past practice between the execution of the Purchase Agreement and the earlier of the closing of the Transaction or the termination of the Purchase Agreement, and (ii) the Company’s agreement not to compete with the P&E Business (subject to certain exceptions) for a period of three years following the closing of the Transaction.
Each of the parties is required to use its reasonable best efforts to consummate the Transaction, including by making filings under the HSR Act and the competition laws of certain foreign jurisdictions, in order to complete the Transaction. There is no financing condition to the completion of the Transaction.
The Purchase Agreement contains customary termination provisions in favor of both parties, including a right to terminate the Purchase Agreement if the closing of the Transaction has not occurred on or before July 24, 2020 (subject to extension by the mutual written agreement of the Company and the Buyer). Both the Company and Buyer have agreed, following the closing, to indemnify the other party for certain retained or acquired liabilities, as applicable.
Simultaneous with the closing of the Transaction, the parties will enter into certain ancillary agreements, including, among others, a transition services agreement.
The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.
Item 2.06    Material Impairments.
As a result of, and as of the date of the Purchase Agreement, the Company concluded that a material charge is required related to the net assets held for sale, including relevant foreign currency translation adjustment balances, of the P&E Business and accordingly anticipates recording a pre-tax non-cash impairment charge of approximately $160 million as a component of the results of discontinued operations during its quarter ending December 31, 2019. The final amount of the pre-tax charge may be impacted by, among other items, changes in relevant foreign exchange rates, finalization of working capital and other purchase price adjustments.
Item 5.02.    Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 21, 2019, the Compensation Committee of the Company’s Board of Directors waived certain eligibility conditions applicable to Jose Larios, President, Power & Energy, under the Company’s annual cash bonus plan for the 2019 annual performance period (the “2019 Bonus Plan”) and related to his long-term equity-based incentive awards for the three-year performance period ending on December 31, 2019 (the “Performance Awards”). Specifically, the Compensation Committee of the Company’s Board of Directors provided that (i) Mr. Larios does not need to be actively employed by the Company on the date on which bonuses are generally paid to participants under the 2019 Bonus Plan in order to be eligible to receive his earned bonus, if any, thereunder, and (ii) Mr. Larios’ Performance Awards will vest pursuant to their terms regardless of whether Mr. Larios is still an employee of the Company as of the conclusion of the three-year performance period or the date upon which performance for the performance period is determined. In addition, on November 21, 2019, the Compensation Committee of the Company’s Board of Directors also clarified the intended treatment of Mr. Larios’ time-vesting long-term equity-based incentive awards that were scheduled to vest prior to March 31, 2021 (the “Time Awards”). Specifically, the Compensation Committee of the Company’s Board of Directors provided that to the extent that any portion of Mr. Larios’ Time Awards will not vest in connection with the closing of the Transaction pursuant to the terms of his Letter Agreement with the Company dated as of June 12, 2019, any such portion of Mr. Larios’ Time Awards will vest upon the closing of the Transaction.
Item 7.01.    Regulation FD Disclosure.
On November 25, 2019, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information furnished in Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01.                                        Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

2.1*	Purchase and Sale Agreement dated as of November 24, 2019 between SPX FLOW, Inc. and Boardwalk Parent LLC
99.1	Press Release dated November 25, 2019, furnished solely pursuant to Item 7.01 of Form 8-K.
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)
* Certain schedules, exhibits and the Company Disclosure Letter referred to therein have been omitted pursuant to Item 601(b)(2) of Regulation S-K because the information set forth therein is both not material and would likely cause competitive harm to the Company if publicly disclosed.

Forward-Looking Statements
Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. The words “expect,” “anticipate,” “plan,” “target,” “project,” “believe” and similar expressions identify forward-looking statements. Forward-looking statements include, without limitation, statements about whether or when the Transaction will be consummated and the anticipated timing or benefits thereof; expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; and benefits from cost reduction initiatives, plans and objectives. These statements are only predictions. The Company cautions that these statements are based on current estimates of future events and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. The potential risks and uncertainties include, among others, the possibility that the Company and the Buyer may be unable to obtain regulatory approval or that other conditions to closing the Transaction may not be satisfied such that the Transaction will not close or that the closing may be delayed; general economic conditions; the possibility of unexpected costs, liabilities or delays in connection with the Transaction; risks that the Transaction disrupts current plans and operations of the Company; the ability to recognize the benefits of the Transaction; the amount of the costs, fees, expenses and charges related to the Transaction; the outcome of any legal proceedings related to the Transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement. In addition, all forward-looking statement should be read in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2018. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. All the forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in the 2018 Form 10-K and in any other documents filed by the Company with the Securities and Exchange Commission that describe risks and factors that could cause results to differ materially from those projected in these forward-looking statements. These risk factors may not be exhaustive. Further, the Company operates in a continually changing business environment and cannot predict new risk factors that may arise as a result of these changes. Statements in this Current Report on Form 8-K speak only as of the date hereof. The Company disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX FLOW, Inc.

Date: November 25, 2019	By:	/s/ Peter J. Ryan
Peter J. Ryan
Vice President, Secretary and General Counsel